Exhibit 10.2

NOTE NUMBER______________

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

20% NOTE DUE ON MAY 31st, 2021

$ 140,000.00	Issue Date: 2/2/2021

FOR VALUE RECEIVED, Omnia Wellness, Inc., a Nevada corporation, (“Borrower”), hereby promises to pay to the order of James Besser (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal amount of one hundred and forty thousand dollars ($140,000), plus interest on the outstanding principal amount accruing at the rate of Twenty percent (20%) per annum (subject to adjustment as described below). Interest and the accrued principal of the Note, shall be re-paid in full May 31st, 2021.

1. Payment.

1.1 Principal and Interest. Interest on the principal amount shall begin accruing on the date hereof, with an interest payment due at the maturity date. The principal and accrued interest on this Note shall become due and payable on the six (6) month anniversary of the Issue Date, unless sooner paid in full (the “Maturity Date”). All amounts payable hereunder shall be paid to Lender at the address specified in writing by Lender.

1.2 Prepayment. Borrower will have the right to prepay this Note at any time prior to the Maturity Date after providing Lender with at least fifteen (15) days’ prior written notice of its intention to prepay this Note.

2. Default.

2.1 Each of the following events shall be an “Event of Default” hereunder:

(a) the Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

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(b) an involuntary petition is filed against the Borrower under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Borrower; the Borrower executes an assignment with respect to substantially all of its assets;

(c) the Borrower fails to pay, upon demand made by Lender at any time after the Maturity Date, any and all unpaid principal, accrued interest and other amounts owing hereunder; and

(d) Borrower breaches any warranty or agreement in any material respect made by Borrower in this Note (except as set forth in (c) above) and fails to cure such breach within fifteen (15) days of the Borrower receiving written notice of such breach from Lender.

2.2 Upon the occurrence of any Event of Default (without the need for any party to give any notice or take any other action), the outstanding balance shall immediately and automatically increase to 120% of the outstanding balance immediately prior to the occurrence of the Event of Default. Upon the occurrence of any Event of Default, the Note shall become immediately due and payable and the Borrower shall pay to the Lender, in full satisfaction of its obligations hereunder, an amount equal to the outstanding balance, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

3. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

4. Amendment and Waiver. Any term of this Note may be amended or waived only with a written consent signed by Borrower and Lender.

5. Transfer of Note. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company’s approval.

6. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

7. Usury. In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith and therewith, exceed the highest rate permissible under applicable law. Borrower and Lender, in executing and delivering this Note, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Note, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of any remaining obligations to the extent of such excess.

8. Unsecured. This Note is not secured by any assets of the Borrower.

9. No Dilution or Impairment. Borrower shall not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Lender against dilution or impairment.

10. Attorney’s Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceeding or if this Note is placed in the hands of attorneys for collection after default, then Borrower agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Lender related to or arising from such collection.

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IN WITNESS WHEREOF, Borrower has executed this Note in favor of Lender as of the date first written above.

BORROWER

Omnia Wellness, Inc.

By:	/s/ Steve R. Howe
Name:	Steve R. Howe
Title:	Executive Chairman

In addition to Borrower’s obligations under this Note, the payment of all amounts due under this Note is personally guaranteed by Nickolay Kukekov, as per the Guaranty attached hereto as Exhibit A.

/s/ Nickolay Kukekov
Name:	Nickolay Kukekov
Title:	Director and as an individual

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